EX-99.23.i.ii

J. W. BROWN (1911-1995)    BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN             3500 CAREW TOWER                  AARON A. VANDERLAAN
DONALD S. MENDELSOHN       441 VINE STREET                   LAWRENCE A. ZEINNER
LYNNE SKILKEN              Cincinnati, Ohio 45202
AMY G. APPLEGATE           TELEPHONE (513) 381-2121                   OF COUNSEL
KATHRYN KNUE PRZYWARA      TELECOPIER (513) 381-2125             GILBERT BETTMAN
MELANIE S. CORWIN                                                  (1918 - 2000)

         .........
                                                     November 3, 2000


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541

Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment No. 13 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 14 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

         .........                            Very truly yours,

                                                /s/

                                              Brown, Cummins & Brown Co., L.P.A.